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                    DEAN WITTER WORLD WIDE INVESTMENT TRUST
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1998

       The undersigned shareholder of Dean Witter World Wide Investment Trust does hereby appoint BARRY FINK, ROBERT M. SCANLAN and JOSEPH MCALINDEN and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Dean Witter World Wide Investment Trust to be held on May 21, 1998, in Conference Room A, 44th Floor, Two World Trade Center, New York, New York at 9:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

                          (CONTINUED ON REVERSE SIDE)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

        IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE
                                     SIDE.
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   /x/ PLEASE MARK BOXES IN BLACK OR BLUE INK

The Proposal:
                             FOR   AGAINST ABSTAIN
Approval of the Agreement and
Plan of
Reorganization, dated as of
January 29, 1998,
pursuant to which substantially
all of the assets
                            / / / / / /
of Dean Witter World Wide Investment Trust would be combined with those of Dean Witter Global Dividend Growth Securities and shareholders of Dean Witter World Wide Investment Trust would become shareholders of Dean Witter Global Dividend Growth Securities

receiving shares in Dean Witter Global Dividend Growth Securities with a value equal to the value of their holdings in Dean Witter World Wide Investment Trust.

Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                          Date

      ------------------------------------------------------------------------

                                          Please make sure to sign and date
                                          this Proxy using black or blue ink.
                                          -----------------------
                                                          Shareholder sign in
                                          the box above
                                          -----------------------
                                                        Co-Owner (if any) sign
                                          in the box above

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                    --    PLEASE DETACH AT PERFORATION   - -

                    DEAN WITTER WORLD WIDE INVESTMENT TRUST
-------------------------------------------------------------------------------

                                    IMPORTANT
                      PLEASE SEND IN YOUR PROXY......TODAY!
        YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT
        PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT
        RESPONDED.